Exhibit 99.1


     Dave Henry Plans to Step Down as CFO of AMIS Holdings, Inc.


    POCATELLO, Idaho--(BUSINESS WIRE)--Feb. 22, 2007--AMIS Holdings, Inc. (NASDAQ:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today announced that Dave Henry, its chief financial officer, will be leaving due to family reasons but has agreed to remain with the company while it searches for his replacement. The Company has actively begun the process to recruit a new chief financial officer.

    "Dave made significant contributions to our becoming a stand-alone public company," said Christine King, chief executive officer. "Dave developed a very strong finance organization with solid disclosure processes and there are no issues regarding the integrity of our financial statements. We thank him for his contributions and wish Dave and his family all the best."

    "It is a difficult decision for me to leave AMI Semiconductor," stated Mr. Henry. "These past few years have been professionally challenging and rewarding as we have transformed the finance organization, strengthened the balance sheet and significantly improved internal controls. From a personal standpoint, I need to find an opportunity that will allow me to better align the interests of my family with my career aspirations. I think AMI has tremendous potential and I am confident in the future success of our plans to increase gross margins and improve operating leverage. I wish my colleagues at AMI all the best and thank them for their support and collaboration over the past few years."

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

    Forward Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Mr. Henry's plans to step down, his intention to remain with the company while it searches for his replacement and the Company's plans to increase gross margins and improve operating leverage. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include failure to properly execute on the anticipated restructuring plan, failure to operate our manufacturing facilities on a cost-effective basis and in a manner that avoids manufacturing defects and unnecessary scrap, the availability of required capacity at our key subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to successfully integrate the recently-acquired Flextronics, Starkey and NanoAmp businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, exchange rate and hedging risks and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

    CONTACT: AMI Semiconductor
             Investor Relations:
             Wade Olsen, 208-234-6045
             E-Mail: wade_olsen@amis.com
             Media Relations:
             Tamera Drake, 208-234-6890
             E-Mail: tamera_drake@amis.com